SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 18, 2002

LENAWEE BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22461 (Commission File Number)	38-3088340 (IRS Employer Identification no.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)		49221 (Zip Code)

Registrant's telephone number, including area code: (517) 265-5144

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.
(c) Exhibits:
99.1 Press Releases dated April 18, 2002
Item 9.	Regulation FD Disclosure.

                                  On April 18, 2002, Lenawee Bancorp, Inc. issued the press releases attached as Exhibit 99.1 to this Form 8-K. The press releases are incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 18, 2002	LENAWEE BANCORP, INC. (Registrant) By: /s/ Patrick K. Gill Patrick K. Gill President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Releases Dated April 18, 2002.

EXHIBIT 99.1

For Immediate Release (news to be published in order listed below)
April 18, 2002

News For:	Lenawee Bancorp, Inc.
Contact:	Patrick K. Gill, President and CEO 517.266.5000 pgill@bankoflenawee.com

Name Change Reflects Growth:
Lenawee Bancorp, Inc. Is Now Pavilion Bancorp, Inc.

ADRIAN, MICHIGAN, APRIL 18, 2002: At the corporation's annual meeting today, Lenawee Bancorp shareholders approved changing the corporation's name from Lenawee Bancorp, Inc. to Pavilion Bancorp, Inc. Pavilion Bancorp, Inc. is the parent company of the Bank of Lenawee and the Bank of Washtenaw.

According to Pat Gill, President and CEO, the new name better reflects the growth and direction of the organization. “While our business has its roots in Lenawee County, our growth has not been limited by geography. Our organization is rapidly changing and growing. Changing our name to Pavilion Bancorp reflects that growth and better positions our organization as we move into the future. As we grow, we are determined to remain focused on exceeding our customers’ expectations in products and in services. It is that focus on our customers that will facilitate our growth in the years ahead and will ultimately build value for our shareholders,” concluded Gill.

The new name of the parent company will not change the name or the operations of the organization’s two community banks. The Bank of Lenawee and The Bank of Washtenaw will each continue to operate under local management to facilitate local decision-making for faster customer response.

#  #  #

Ten Percent Increase In Pavilion Bancorp Dividend
Reflects Company’s Strong Performance

                ADRIAN, MICHIGAN, APRIL 18, 2002: Directors of Pavilion Bancorp, Inc. (formerly Lenawee Bancorp, Inc.) today announced a cash dividend of $.22 per share on the common stock payable April 30, 2002 to shareholders of record on April 18, 2002. The dividend, a ten percent increase, reflects the strong performance of Pavilion Bancorp. As Pat Gill, President & CEO of Pavilion Bancorp pointed out in his remarks at the corporation's annual meeting, Pavilion Bancorp's performance is especially impressive when compared with financial institutions similar in size. "Our performance is especially impressive when you consider that we opened a new bank (The Bank of Washtenaw) in 2001," said Gill.

#  #  #

Pavilion Bancorp Announces Stock Repurchase Plan

                ADRIAN, MICHIGAN, APRIL 18, 2002: Directors of Pavilion Bancorp, Inc. (formerly Lenawee Bancorp, Inc.) have approved a plan for the Corporation to repurchase from time to time in the market or in negotiated transactions up to five percent, or approximately 40,000 shares, of the Corporation's outstanding stock. According to Pat Gill, President & CEO of Pavilion Bancorp, "We believe that the strength of our performance and our well-structured plan for growth make our shares, at their current price, a significant value, and we intend to repurchase up to five percent of our outstanding shares between now and year-end."

                With $275 million in total assets, Pavilion Bancorp, Inc. is the parent of the Bank of Lenawee and the Bank of Washtenaw. The Bank of Lenawee, founded in 1869, and the Bank of Washtenaw, opened in 2001, provide a broad range of financial services through a network of eleven branch offices located in Lenawee, Hillsdale, and Washtenaw counties. Both banks also offer their commercial customers the unsurpassed safety and convenience of Mobile Banking Courier Service. Mortgage products for customers of both banks are provided by Pavilion Mortgage Company, a subsidiary of the Bank of Lenawee. Pavilion Bancorp stock is traded in the OTC market under the ticker symbol LENC.

#  #  #